Exhibit 99.1

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (hereinafter “Agreement”) is entered into as of the Effective Date (as defined in Section 16 of this Agreement), by and between Patrice Varni (hereinafter “Employee”), on the one hand, and Purple Innovation, LLC, a Delaware limited liability company (hereinafter “Employer”), on the other hand.

RECITALS

WHEREAS, Employee was employed by the Employer as its Chief Marketing Officer from May 24, 2021 to October 17, 2022; and

WHEREAS, Employer and Employee wish to enter into this Agreement to document the agreement that has been reached between them regarding Employee’s departure from the Employer.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, and intending to be legally bound thereby, Employer and Employee covenant and agree as follows:

1. Termination of Employment. Employer and Employee agree that Employee’s employment with Employer will terminate effective as of October 17, 2022 (the “Termination Date”). Employee is relieved of all duties as of the date Employee receives this Agreement and is expected to perform no work on Employer’s behalf as of the date of receipt. Effective no later than the Termination Date, Employee hereby confirms her resignation from all positions Employee holds as an officer, employee or otherwise with respect to Employer, its parent and affiliates, including but not limited to her position as Chief Marketing Officer.

2. Accrued Benefits. Regardless of whether this Agreement becomes effective, Employee shall be entitled to receive from the Employer (a) any accrued but unpaid base salary as of the Termination Date, (b) any eligible unpaid expense reimbursements, and (c) employee’s vested account balance in the Employer’s 401(k) plan. All unvested restricted and performance stock units granted to Employee and outstanding as of the Termination Date are forfeited as of the Termination Date.

3. Severance Benefits. In exchange for Employee’s execution and non-revocation of this Agreement, Employer agrees to provide Employee with severance (the “Severance Benefits”) consisting of (a) $206,000.00, representing twenty-six (26) weeks (the “Severance Period”) of Employee’s base salary as of the Termination Date, to be paid in cash over twenty-six (26) weeks in substantially equal installments in accordance with Employer’s regular payroll practices, with the first installment payable on Employer’s first regular pay date following the Effective Date, (b) an additional lump sum of $14,000.00 paid within thirty (30) days following the Effective Date, and (c) during the Severance Period or until Employee becomes eligible for medical, dental, and vision coverage elsewhere, whichever occurs first, Employer will pay the full premium for Employee’s medical, dental, and vision coverage under COBRA, to the same extent as if Employee remained an employee, if Employee is qualified for and elects continuing coverage under COBRA and Employer is able to deduct Employee’s share of the payment from the payments made to Employee under (a) above. The payments shall be reported as wages to the Employee on IRS Form W-2 and subject to applicable withholding taxes. Employee acknowledges and agrees that she would not otherwise be entitled to the Severance Benefits but for her execution and non-revocation of this Agreement. Employee acknowledges that she must notify Employer of her COBRA election in order to obtain the benefit described in this Section 3(c) and if Employee fails to either elect COBRA coverage and/or notify Employer of said election, Employer will have no obligation under this Subsection 3(c). Employee also acknowledges that she must notify Employer if she becomes eligible for medical, dental, and vision coverage elsewhere.

4. Release and Waiver. In exchange for the Severance Benefits described in Section 3 above, Employee, on behalf of herself, and her heirs, executors, administrators, and assigns, hereby fully and forever unconditionally releases and discharges Employer, all of its past and present parent, subsidiary, affiliated and related corporations, partnerships, or companies, their predecessors, successors and assigns, together with their divisions and departments, and all past or present owners, officers, directors, employees, insurers, employee benefit programs (and the trustees, administrators, fiduciaries, and insurers of such programs)(hereinafter referred to collectively as “Releasees”), and Employee covenants not to sue or assert against Releasees, for any purpose, any and all claims, administrative complaints, demands, actions and causes of action, of every kind and nature whatsoever, whether at law or in equity, arising from or in any way related to Employee's employment by Employer or termination of employment with Employer, based in whole or in part upon any act, omission or event, occurring on or before the date Employee executes this Agreement, without regard to Employee's present actual knowledge of the act, omission or event, which Employee may now have, or which Employee, or any person acting on Employee's behalf may at any future time have or claim to have, including specifically, but not by way of limitation, matters which may arise under any federal, state or local law, including but not limited to the Employee Retirement Income Security Act, the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, sections 1981 through 1988 of Title 42 of the United States Code, the Occupational Safety and Health Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Families First Coronavirus Response Act, the CARES Act, the Consolidated Appropriations Act of 2021, the American Rescue Plan Act of 2021, the California Fair Employment and Housing Act (Cal. Govt. Code § 12900 et. seq.), California Labor Code Section 200 et seq., California Business and Professions Code Section 17200, et seq., any applicable California Industrial Welfare Commission order, the California Family Rights Act (Cal. Govt. Code § 12945.2 et. seq.), the California Healthy Workplaces, Healthy Families Act (Cal. Labor Code § 245 et. seq.), and the California Kin Care Law (Cal. Labor Code § 233 et. seq.), the Utah Labor Code, the Utah Antidiscrimination Act, Utah Code Ann. §§ 34A-5-101 to -112, Utah Code Ann. § 34A-6-203 (whistleblower protection for disclosure of health/safety violations), Utah Code Ann. § 78B-1-116 (jury duty), Utah Code Ann. § 20A-3a-105 (voter leave for up to 2 hours) and any other local, state or federal law, as well as any and all claims grounded in common law, contract, quasi-contract, tort or equitable theories. However, Employee is not releasing (i) any of the few claims that the law does not permit Employee to release by private agreement; or (ii) Employee’s right to enforce this Agreement. The Releasees are intended to be third-party beneficiaries of this Agreement, and this Agreement may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Releasees hereunder.

Employee expressly waives the protection of Section 1542 of the Civil Code of the State of California and any analogous rule or principle of any other jurisdiction. Section 1542 provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Accordingly, Employee knowingly, voluntarily and expressly waives any rights and benefits arising under Section 1542 of the California Civil Code and any other statute or principle of similar effect.

5. Non-Disparagement and Social Media. Employee agrees that Employee shall not make any disparaging, derogatory and/or defamatory statements, remarks or comments regarding Employer, its officers, agents, products, employees, consultants and/or services either expressly or by implication either orally, in writing or via electronic media. Employee further agrees that Employee shall not make any statement or criticism, nor take any action which is adverse to the interests of or that would cause Employer, its parent, affiliates, subsidiaries, divisions, or its current and former directors, agents, shareholders, employees, consultants or executives embarrassment or humiliation or otherwise cause or contribute to such entity or person being held in disrepute by the public or Employer’s consultants, clients or customers. This provision prohibits the making of any disparaging statements, remarks and/or comments regardless of the truthfulness of the statement. Employer will decide in its sole discretion on the content and method of communicating the announcement of Employee’s termination of employment and Employee will not announce the termination of employment (except to members of Employee’s immediate family) either in writing, orally, or via electronic media, without the prior written approval of Employer. Violation of the obligations of this paragraph shall result in a forfeiture of Employee’s rights under this Agreement and recapture of all Severance Benefits paid to Employee under this Agreement.

6. Return of Employer Property, Access to Accounts and Confidential Information. Employee represents and warrants that as of the Termination Date, Employee will return to Employer all property of Employer within Employee’s possession, custody or control. Employee’s access to Employer’s electronic accounts or any other accounts as well as access to the Employer’s administrative accounts was terminated as of the Termination Date. Employee agrees to not disclose to any third parties or use (or enable anyone else to use) any confidential information of Employer (meaning any information which is not readily available in the public domain) including, but not limited to, marketing plans, accounting information, employee data, customer data or information, consultant data or information, or supplier or vendor data or information. The recitation of these obligations in this Agreement is in addition to, and not in lieu of, Employee’s obligations in any other agreement signed by Employee of a type identified in Section 12.

7. Cooperation: Employee agrees that, as requested by the Employer, Employee will fully cooperate with the Employer or any affiliate in effecting an immediate smooth transition of Employee’s responsibilities to others and with respect to any current or future investigation or the defense or prosecution of any claims, proceedings, arbitrations or other actions. For example, as requested by the Employer, Employee will promptly and fully respond to all inquiries from the Employer or any affiliate and its representatives relating to any lawsuit or arbitration and testify truthfully on behalf of the Employer in connection with any such lawsuit or arbitration. Employee further agrees that, as requested by the Employer, Employee will cooperate fully with the Employer or its representatives in any investigation, proceeding, administrative review, or litigation brought against the Employer or any Releasee by any government agency or private party pertaining to matters occurring during my employment with the Employer or any Releasee. To the extent that Employee incurs out-of-pocket expenses (such as postage costs or telephone charges) in assisting the Employer or any affiliate at its request, the Employer will mail Employee a reimbursement check for those expenses within 15 days following its receipt of Employee’s request for payment, which request shall include satisfactory written substantiation of the claimed expenses.

8. No Transfer of Rights. Employee warrants that Employee has not assigned or transferred any right or claim described in the general release given in Section 4 above.

9. No Reliance on Extraneous Information. Employee acknowledges that, in signing this general release, Employee is not relying on any information provided to Employee by Employer, nor is Employee relying upon Employer to provide any information.

10. No Exit Incentive. The Severance Benefit provided under this Agreement is not offered in connection with any specific exit incentive or other employment termination program.

11. Governing Law and Venue. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise by the laws of the State of Utah. Employee and Employee agree to resolve on an individual basis any disputes we may have with each other through final and binding arbitration. Employee also agrees to resolve through final and binding arbitration any disputes Employee has with any other Releasee who elects to arbitrate those disputes under this subsection. Arbitrations will be conducted by JAMS in accordance with its employment dispute resolution rules (and no other JAMS rules), except that if any provision of this section conflicts with the JAMS rules, then the provision of this section will prevail. This agreement to arbitrate does not preclude resort to or recovery through any government agency process or proceeding, including but not limited to those of the National Labor Relations Board and the Equal Employment Opportunity Commission (or its state and local counterparts). Except as otherwise may be required by law, the parties to the arbitration will bear their own costs and attorneys’ fees and share equally the JAMS fee and the arbitrator’s fee; provided, however, that the arbitrator at the conclusion of the arbitration will award costs and attorneys’ fees to the prevailing party, except where the fee-shifting law applicable to the claim(s) asserted provides otherwise. Employee acknowledges that she understands this section’s arbitration requirements and that arbitration would be in lieu of a court or jury trial. The Federal Arbitration Act will govern this section, but if for any reason the FAA is held to be inapplicable, then the law of arbitrability of the State of Utah will apply. Notwithstanding any provisions of the JAMS rules, arbitration shall occur on an individual basis only, and a court of competent jurisdiction (and not an arbitrator) shall resolve any dispute regarding the formation, validity, or enforceability of any provision of this Agreement. Employee waives the right to initiate, participate in or recover through any class or collective action. Any arbitration shall be conducted in Salt Lake City, Utah. Nothing in this paragraph shall limit the right of Employer to enforce its rights under any other agreement in any manner allowed in such agreement, including without limitation by injunction or other request for equitable relief to a court of competent jurisdiction. Venue for any action shall be exclusively in the state or federal courts located in the State of Utah.

12. Entire Agreement. This Agreement constitutes the sole and entire agreement between Employer and Employee and supersedes any and all understandings and agreements made prior hereto, if any. There are no collateral understandings, representations, or agreements other than those contained herein. Notwithstanding this paragraph, nothing in this Agreement shall abrogate the non-competition, non-solicitation, confidentiality, assignment of intellectual property obligations, and any other obligations of Employee that exist in any other agreement signed by Employee while employed by the Company and duties and obligations of the parties in any equity grant agreement referenced in Section 2 or indemnification agreement referenced in Section 19.

13. Modification. No provision of this Agreement shall be amended, waived, or modified except by an instrument in writing signed by the parties hereto.

14. No Admission of Liability. It is understood and agreed that the execution of this Agreement by Employer is not to be construed as an admission of any liability on its part to Employee other than to comply with the terms of this Agreement.

15. Attorney’s Fees. In any action to enforce or interpret the terms or provisions of this Agreement, the prevailing party in such action will be entitled to its reasonable attorneys’ fees and costs, arbitration fees, paralegal fees, expert witness fees, court filing fees, copying charges, and deposition transcription fees.

16. Older Workers’ Benefit Protection Act/ADEA Claims.

a. This section of the Agreement addresses Employee’s release of claims arising under the ADEA, the federal law involving discrimination on the basis of age in employment (age 40 and above). This section is provided, in compliance with federal law, including but not limited to the ADEA and the Older Workers’ Benefit Protection Act of 1990, to ensure that Employee clearly understands her rights so that any release of age discrimination claims under federal law is knowing and voluntary on the part of Employee.

b. Employee represents, acknowledges and agrees that the Employer has advised her, in writing through this subparagraph, to discuss this Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Employer has given Employee twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Employee understands that she may use as much of this twenty- one (21) day period as she wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause her to sign this Agreement; that she has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that she is executing this release voluntarily and free of any duress or coercion from any source.

c. The Parties acknowledge that for a period of seven (7) days following the Employee’s execution of this Agreement, Employee may revoke this Agreement. If revocation occurs, this Agreement shall not become effective or enforceable and Employee will not receive the Severance Benefits or other additional consideration provided herein. If revocation does not occur, the Agreement shall become effective and enforceable upon the eighth (8th) day after it has been signed by Employee (the “Effective Date”). To be effective, the revocation must be in writing and delivered to Employer either by hand or by mail or email within the applicable 7-day revocation period. If delivered by mail, the revocation must be: (i) postmarked within the applicable 7-day revocation period; (ii) properly addressed to Purple Innovation, LLC, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, Attention: Casey K. McGarvey and (iii) sent by certified mail, return receipt requested. If delivered by email, the revocation must be sent within the applicable 7-day revocation period to casey@purple.com with the subject line ‘REVOCATION OF TRANSITION AGREEMENT.’

d. This Agreement and its release of ADEA claims do not waive rights or claims under ADEA that may arise after the date the Agreement is executed.

17. Government and Agency Communication, Testimony, Charges, etc. Nothing in this Agreement prevents Employee from giving truthful testimony or truthfully responding to a valid subpoena, or communicating, testifying before or filing a charge with government or regulatory entities (such as the U.S. Equal Employment Opportunity Commission (EEOC), National Labor Relations Board (NLRB), U.S. Department of Labor (DOL), or U.S. Securities and Exchange Commission (SEC)). However, Employee promises never to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for herself personally with respect to any claims released by this Agreement.

18. Benefits. If Employee does not sign or signs and later revokes this Agreement, Employee will be covered under her current medical, dental and vision coverage until (11:59 p.m. on the last day of the month in which the Termination Date occurs) the end of October 31, 2022. If Employee is eligible for continuing medical, dental, and vision coverage under COBRA, the Employer will provide her with notice of such rights regardless of whether Employee signs this Agreement, and Employee may elect such continuing coverage, at her expense, in accordance with the requirements stated in the notice and under applicable law; provided, however, Employer will contribute to the payment of COBRA coverage in accordance with Section 3(b) if this Agreement is signed and not revoked. Regardless of whether Employee signs this Agreement, all other employee benefits will cease immediately.

19. Indemnification and D&O Insurance. Employer confirms that Employee will continue to be eligible to receive reimbursement under the Company’s D&O insurance policy and the indemnification agreement previously entered into between Employer and Employee, in accordance with the terms of the D&O insurance policy and such indemnification agreement, with respect to claims arising out of or relating to Employee’s employment with Employer that are covered in accordance with the terms of such policy or agreement.

20. Section 409A. The Parties intend that the payments and benefits provided under this Agreement shall be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). To the maximum extent possible, the provisions of this Agreement shall be interpreted and construed consistent with such intent. The Employer makes no representation or guarantee that any or all of the payments and benefits described in this Agreement will be exempt from or comply with Section 409A.

ACKNOWLEDGMENT OF RECEIPT AND ELIGIBILITY TO ACCEPT AGREEMENT

By signing below, Employee acknowledges receipt of this Agreement as of the date set forth above her signature and Employee further acknowledges that Employee is aware that Employee has been given 21 days in which to consider whether to execute this Agreement from the date of receipt. By signing below, Employee is merely acknowledging receipt of the Agreement for purposes of beginning the 21-day consideration period referenced in Section 16(b). It is understood that Employee is not bound by this Agreement unless and until Employee signs below under the heading “Accepted and Agreed” and after the lapse of the 7-day revocation period referenced in Section 16(c).

Receipt Acknowledged as of October 16, 2022

/s/ Patrice Varni
Patrice Varni

[Signatures on next page]

ACCEPTED AND AGREED:

Do not sign until your last day of employment.

Date: Nov 5, 2022		/s/ Patrice Varni
Patrice Varni

PURPLE INNOVATION, LLC,
a Delaware limited liability company

Date: Nov 5, 2022

	By:	/s/ Robert T. DeMartini
Robert T. DeMartini, CEO